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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of out report dated March 12, 2004, except for Note 9 "Changes in Capitalization" as to which the date is April 30, 2004, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-113760) and related Prospectus of Digirad Corporation for the registration of shares of its common stock.

        Our audits also included the financial statement schedule of Digirad Corporation listed in Item 16(b) of this registration statement. The schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                      /s/  ERNST & YOUNG LLP

San Diego, California
May 17, 2004

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS